                                                                     EXHIBIT 4.1

Prepared by and please return to:
Sutherland, Asbill & Brennan LLP
999 Peachtree Street, N.E.
Atlanta, Georgia  30309-3996
Attn: Eric J. Hade, Esq.

                  Acknowledgment, Waiver, Consent and Amendment

       This Acknowledgment, Waiver, Consent and Amendment (this "Agreement") is made and entered into as of August 28, 2002 (the "Effective Date") by and between MARRIOTT RESIDENCE INN II LIMITED PARTNERSHIP, a Delaware limited partnership ("Borrower") and LASALLE BANK NATIONAL ASSOCIATION (f/k/a LASALLE NATIONAL BANK), AS TRUSTEE FOR NOMURA ASSET SECURITIES CORPORATION COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 1996-MD V ("Lender").

                                    RECITALS

       A. Borrower was the maker of that certain Consolidated Secured Promissory Note (the "Note") dated March 22, 1996 in the original principal amount of One Hundred Forty Million and 00/100 Dollars ($140,000,000.00) and payable to the order of Nomura Asset Capital Corporation ("Former Lender"). The loan evidenced by the Notes is herein referred to as the "Loan."

       B. The Loan is further evidenced by that certain Loan Agreement (the "Loan Agreement") dated as of March 22, 1996, executed by Borrower in favor of Former Lender, as the same has been modified and amended by that certain Letter Agreement, dated December 10, 1998, between Borrower and AMRESCO Services, L.P..

       C. The Loan is secured in part by those certain security instruments listed on Exhibit A attached hereto and hereby made a part hereof (collectively, the "Mortgages").

       D. In connection with the Loan, Borrower delivered, or caused to be delivered those certain UCC-1 financing statements filed in the county and with the Secretary of State where any of the property secured by the Mortgages is located (collectively, the "Existing UCCs").

       E. Upon the Effective Date, Borrower is delivering, or is causing to be delivered, to Lender those certain UCC financing statements to be filed in the county in which each of the properties secured by the Mortgages is located and with the Secretary of State of Delaware (collectively, the "New UCCs") (the Existing UCCs and the New UCCs are hereinafter referred to as the "UCCs").

       F. The Note, the Mortgages, the Loan Agreement, and the UCCs, together with all other documents evidencing or securing the Loan are hereinafter referred to collectively as the "Loan Documents", and each singularly as a "Loan Document".

       G. Lender is the holder of the Notes and is the successor in interest to Former Lender in and to the Loan Documents.

       H. Pursuant to the terms of that certain Agreement and Plan of Merger (the "Merger") dated April 30, 2002, by and among Apple Hospitality Two, Inc, a Virginia corporation ("Apple"), RIBM Two

LLC, a Delaware limited liability company ("RIBM"), AHT Res II Acquisition, L.P., a Delaware limited partnership ("Merger Sub") and Borrower, Merger Sub shall merge with and into Borrower with Borrower being the surviving limited partnership with the partners of Merger Sub becoming the sole partners in Borrower. Borrower shall be the surviving entity in such merger, and by operation of law shall succeed to the rights and obligations of Borrower under the Loan Documents.

       I. Immediately following the Merger, and simultaneously with the execution of this Agreement, Borrower and AHM Res II Limited Partnership, a Virginia limited partnership ("Tenant") entered into that certain Master Hotel Lease Agreement of even date herewith between Borrower and Tenant (the "Leasing Transactions"), which Leasing Transactions require the consent of the Lender.

       J. In connection with the Leasing Transactions, Borrower assigned to Tenant its interest in that certain Management Agreement dated March 22, 1996, by and between Residence Inn by Marriott, Inc. ("Manager") and Borrower (the "Management Agreement"), and immediately thereafter, Borrower, Tenant and Manager amended and restated the Management Agreement (collectively, the "Management Agreement Transactions").

       K. Borrower has requested that Lender agree to certain waivers and consents as more fully set forth below, in connection with the Merger, the Leasing Transactions and the Management Agreement Transactions.

       L. Lender is willing to consent to the Merger, the Leasing Transactions, and the Management Agreement Transactions subject to the terms and conditions set forth herein.

                                    AGREEMENT

       NOW, THEREFORE, in consideration of the sum of Ten and No/100 Dollars ($10.00) cash in hand paid by the parties hereto each to the other and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

       1. Loan Information. Lender certifies that the principal balance outstanding under the Note as of the Effective Date is $___________. Interest on the Loan has been paid through ______________, 2002. All escrow deposits held by Lender in connection with the Loan Documents shall, from and after the Effective Date, continue to be for the account of Borrower. To the actual knowledge of Lender as of the Effective Date, no event of default, or event which with the passage of time or the giving of notice, or both, would constitute an event of default, under the Loan Documents has occurred and is continuing. Lender reserves the right to declare any existing default which subsequently comes to the attention of Lender.

       2. Organization and Authority of Borrower. Borrower represents and warrants to Lender as follows:

            (a) Borrower is a Delaware limited partnership, duly formed and validly existing under the laws of the State of Delaware, and duly qualified to transact business under the laws of the states in which the Property (as defined on Exhibit A) is located. The taxpayer identification number of Borrower is 52-1605434.

            (b) In connection with the Merger, Merger Sub merged with and into Borrower and the separate corporate existence of Merger Sub ceased. Borrower is the surviving entity in the Merger and shall continue to exist as a limited partnership created and governed by the laws of the State of

Delaware under the name of "Marriott Residence Inn II Limited Partnership", and the separate existence of Borrower with all its rights, privileges, immunities, powers and franchises shall continue.

            (c) Prior to the Merger, RIBM owned a one percent (1%) general partnership interest in Borrower and numerous limited partners owned, in the aggregate, a ninety-nine percent (99%) limited partnership interest in Borrower, as more particularly indicated in the "Pre-Transaction" section of that certain organizational chart attached hereto as Exhibit B and hereby made a part hereof.

            (d) Immediately following the Merger, a one percent (1%) general partnership interest in Borrower is owned by AHT Res II GP, Inc., a Virginia corporation ("AHT GP") and the remaining ninety-nine percent (99%) limited partnership interest in Borrower is owned by AHT Res II LP, Inc., a Virginia corporation ("AHT LP"), each of which are one hundred percent owned by Apple, as more particularly shown on Exhibit B.

            (e) No proceeding is pending for the dissolution or annulment of Borrower, and all license and franchise taxes due and payable by Borrower have been paid in full prior to delinquency.

            (f) Borrower has the full power and authority to enter into and perform this Agreement. The execution, delivery and performance of this Agreement and the other documents contemplated herein by Borrower (i) has been duly and validly authorized by all necessary action on the part of Borrower,
(ii) does not conflict with or result in a violation of Borrower's organizational documents or any judgment, order or decree of any court or arbiter in any proceeding to which Borrower is a party, and (iii) assuming Lender's consent as provided herein, does not conflict with, or constitute a material breach of, or constitute a material default under, any contract, agreement or other instrument by which Borrower is bound or to which Borrower is a party.

      3.    Consent of Lender.

        (a) Lender hereby consents to the Merger and agrees that such Merger shall not constitute a default under the Loan Documents. Notwithstanding the foregoing, this consent to such merger shall not be deemed to be a waiver of the right of the Lender under the Mortgages or the Loan Documents to prohibit any future transfers of the Borrower or any interest therein, or of the Property or any interest therein, or of the right of the Lender to deny consent to any such transaction in the future, in each case, in accordance with the provisions of the Mortgages and the other Loan Documents.

            (b) Subject to the terms and conditions of this Agreement, to the extent necessary under the Loan Documents, the Lender hereby consents to the Leasing Transactions and the Management Agreement Transactions, as well as the execution, delivery and performance of the Documents (as defined in Paragraph 6(a) below).

            (c) From and after the date of this Agreement, the Loan Documents shall be amended as follows:

                  (i) all references to "General Partner" which previously referred to RIBM are hereby revised to refer to AHT GP;

                  (ii) all provisions which previously referred to such General Partner as a limited liability company are hereby revised to refer to such General Partner as a corporation;

                  (iii) all references to "Host Marriott" shall be deemed to refer to Apple;

                  (iv) all references to Borrower's "partnership agreement" shall mean and refer to the Agreement of Limited Partnership of Merger Sub, which became the partnership agreement of Borrower effective with the Merger; and

                  (v) all references to the "Management Agreement" shall be deemed to refer to that certain Amended and Restated Management Agreement of even date herewith between Tenant and Manager.

       4.   Ratification.

            (a) By operation of law in connection with the Merger, Borrower acknowledges and agrees that the Loan Documents remain in full force and effect, that Borrower remains the obligor under the Note and the Loan Documents, and that Borrower is bound by all the terms thereof. Borrower hereby ratifies and confirms as of the Effective Date all of the representations, warranties and covenants of Borrower contained in the Loan Documents, as amended hereby.

            (b) Without limiting the foregoing, Borrower hereby agrees to pay in full and when due, all payments, the obligations and other indebtedness evidenced by the Note.

            (c) Borrower is and shall remain obligated to perform all covenants and obligations of the Borrower under the Loan Documents; provided, however, that without releasing the Borrower from such obligation, the Lender hereby expressly agrees that it will accept performance by the Tenant of any such covenant or obligation within the time periods provided to the Borrower under the Loan Documents.

       5.   Representations and Warranties.

            (a)   Borrower hereby represents and warrants to Lender as follows:

                  (i) Borrower has thoroughly read and reviewed the terms and provisions of this Agreement and the Loan Documents and is familiar with same, and Borrower has entered into this Agreement voluntarily, without duress or undue influence of any kind, and with the advice and representation of legal counsel, if any, selected by Borrower;

                  (ii) this Agreement has been duly executed and delivered by Borrower;

                  (iii) this Agreement constitutes, and each of the Documents to which Borrower is a party, after due execution and delivery thereof, shall constitute, the valid and legally binding obligations of Borrower, fully enforceable against Borrower in accordance with their respective terms, subject to bankruptcy and other laws affecting the rights of creditors generally and the application of general principles of equity;

                  (iv) the execution, delivery and performance by Borrower of this Agreement and the Documents will not violate (A) any provision of law or any order, rule or regulation of any court or governmental authority, or (B) assuming Lender's consent as provided herein, any instrument, contract, agreement, indenture, mortgage, deed of trust or other document or obligation to which Borrower is a party or by which Borrower, or any of Borrower's property, is bound; and

                  (v) As of the date of this Agreement, there is no Event of Default (as defined in the Mortgage) or event which with the passage of time or the giving of notice, or both, would constitute an Event of Default under the Loan Documents;

       6. Further Conditions. The parties agree to the following additional terms and conditions:

            (a) As of the date of this Agreement, the Borrower has delivered to the Lender, appropriately completed and duly executed, the following documents (collectively, the "Documents"), each as approved by the Lender:

                  (i) the Master Lease, dated of even date herewith, a copy of which is attached hereto as Exhibit C;

                  (ii) the Consent, Assignment and Assumption of Management Agreement by and between Borrower, Tenant and Manager, dated of even date herewith, a copy of which is attached hereto as Exhibit D;

                  (iii) the Amended and Restated Management Agreement by and between Tenant and Manager, dated of even date herewith, a copy of which is attached hereto as Exhibit E;

                  (iv) the Facility Mortgagee Agreement by and between Borrower, Tenant, Apple, and Lender, dated of even date herewith, a copy of which is attached hereto as Exhibit F;

                  (v) the Owner Agreement by and between Borrower, Tenant and Manager, dated of even date herewith, a copy of which is attached hereto as Exhibit G;

                  (vi) the Tenant Security Agreement, dated of even date herewith, a copy of which is attached hereto as Exhibit H;

                  (vii) the Supplemental Security Agreement, dated of even date herewith, a copy of which is attached hereto as Exhibit I;

                  (viii) the Supplemental Assignment of Leases and Rents by and between Borrower and Lender, dated of even date herewith, a copy of which is attached hereto as Exhibit J;

                  (ix) First Amendment to Modification, Subordination and Non-Disturbance Agreement, Estoppel and Consent, dated of even date herewith, a copy of which is attached hereto as Exhibit K; and

                  (x) Uniform Commercial Code financing statements (the "Additional UCCs") naming the Tenant, as Debtor, the Borrower, as Secured Party, together with an assignment of such Additional UCCs to the Lender.

Lender has also received, in connection with the execution and delivery of the Documents, such opinion letters of Jenkens & Gilchrist, a Professional Corporation, McGuireWoods, LLP, and Kilpatrick Stockton, LLP, counsel to the Borrower, all in such forms as are satisfactory to Lender, copies of which are attached hereto as Exhibit L.

            (b) The Lender has, as a condition to the effectiveness of the consents described in Section 3 hereof, received assurances from each such rating organization that the consummation of the Transactions shall not cause the rating of such instruments to be downgraded or withdrawn.

            (c) No Document shall be amended in any manner that would adversely affect the Lender's interests therein without the Lender's prior written consent (which shall not be unreasonably withheld but which may be conditioned on receipt from each rating organization of assurances that the amendments will not cause the rating of any instruments backed by the Loan Documents to be downgraded or withdrawn).

       7. Default. Any default by Borrower in the performance of its obligations herein contained, or any material inaccuracy in the representations and warranties made by Borrower herein, shall constitute a default under the Loan Documents and shall entitle Lender to exercise all of its rights and remedies set forth in the Loan Documents.

       8. Lift of Bankruptcy Stay. Notwithstanding any provision in the Loan Documents to the contrary, in the event Borrower shall make application for or seek relief or protection under any of the sections or chapters of the United States Bankruptcy Code (the "Code"), or in the event that any involuntary petition is filed against Borrower under any section of the Code, Borrower will not oppose Lender's application for immediate relief from any automatic stay imposed by Sec. 362 of the Code, or otherwise, or on or against the exercise of the rights and remedies otherwise available to Lender pursuant to the Loan Documents and as otherwise provided by law.

       9. Further Assurances. Each party hereto agrees promptly to do, make, execute and deliver all such additional and further acts, things, deeds, assurances, instruments and documents as the other party may reasonably request to vest in and assure to the requesting party its rights (and/or to confirm the agreements and obligations of the non-requesting party) hereunder, under the Documents or under any of the Loan Documents. Without limitation of the foregoing, each party agrees to provide such assurances concerning the effectiveness of this Agreement as the other party may reasonably request.

       10. Fees. Borrower and Lender have agreed that, simultaneously with the execution hereof, all fees, costs, and expenses, including without limitation, all reasonable attorneys' fees, title company fees, title insurance premiums, recording costs, and other closing costs incurred by the Lender in connection with the review, negotiation, execution and delivery of this Agreement and all other agreements and documents executed or to be executed in connection herewith (including, without limitation, the Documents), will be paid by Borrower as of the Effective Date, and that Lender shall have no obligation whatsoever for payment thereof.

       11. No Offsets or Defenses. Borrower hereby acknowledges, confirms and warrants to Lender that as of the Effective Date, Borrower neither has nor claims any offset, defense, claim, right of set-off or counterclaim against Lender under, arising out of or in connection with this Agreement, the Notes, the Mortgage or any other Loan Document. Borrower covenants and agrees with Lender that if any offset, defense, claim, right of set-off or counterclaim exists as of the Effective Date, Borrower does hereby irrevocably and expressly waive the right to assert such matter. Borrower understands and agrees that the foregoing release is in consideration for the agreements of Lender contained herein, and Borrower will receive no further consideration for such release.

       12. Confirmation. Except as specifically set forth herein, all other terms and conditions of the Loan Documents shall remain unmodified and in full force and effect, the same being confirmed and republished hereby; and except as otherwise specifically set forth herein, the undersigned Borrower hereby assumes, affirms, reaffirms and republishes all of the warranties, covenants and agreements as set forth in the Loan Documents.

       13. Usury Savings Clause. Notwithstanding anything to the contrary contained elsewhere in this Agreement, Borrower and Lender hereby agree that all agreements between them with respect to the Loan, including but not limited to the Loan Documents, whether now existing or hereafter arising are expressly limited so that in no contingency or event whatsoever shall the amount paid, or agreed to be paid, to Lender for the use, forbearance, or detention of the money loaned to Borrower, or for the performance or payment of any covenant or obligation contained herein or therein, exceed the maximum rate of interest under applicable law (the "Maximum Rate"). If from any circumstance whatsoever, fulfillment of any provisions of this Agreement or the Loan Documents at the time performance of such provisions shall be due would involve transcending the limit of validity prescribed by law, then, automatically, the obligation to be fulfilled shall be reduced to the limit of such validity, and if from any circumstance Lender should ever receive anything of value deemed interest by applicable law which would exceed the Maximum Rate, such excessive interest shall be applied to the reduction of the principal amount owing with respect to the Loan or on account of the other indebtedness secured by the Loan Documents or Borrower's Loan Documents and not to the payment of interest, or if such excessive interest exceeds the unpaid principal balance of the Loan and such other indebtedness, such excess shall be refunded to Borrower. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the Loan and other indebtedness of Borrower to Lender shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the actual rate of interest on account of all such indebtedness is uniform throughout the actual term of the Loan and does not exceed the Maximum Rate throughout the entire term of the Loan, as appropriate. The terms and provisions of this Section 13 shall control every other provision of this Agreement and all other agreements between Borrower and Lender.

         14. Modifications, Waiver. No waiver, modification, amendment, discharge, or change of any of the Loan Documents shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, waiver, amendment, discharge, or change is sought.

         15. No Novation. THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO BE, AND THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL NOT BE CONSTRUED TO BE, A NOVATION OF ANY OF THE OBLIGATIONS OWING BY THE BORROWER UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS. FURTHER, THE PARTIES DO NOT INTEND THIS AGREEMENT NOR THE TRANSACTIONS CONTEMPLATED HEREBY TO AFFECT THE PRIORITY OF ANY OF THE LENDER'S LIENS IN ANY OF THE COLLATERAL SECURING THE NOTES IN ANY WAY, INCLUDING, BUT NOT LIMITED TO, THE LIENS, SECURITY INTERESTS AND ENCUMBRANCES CREATED BY THE MORTGAGE.

         16. Recitals True. Borrower and Lender each hereby approve the recitations set forth in the preamble of this Agreement and agree that said recitations are true and correct in all respects.

         17. Notices. Lender and Borrower agree that all notice provisions contained in the Loan Documents are hereby modified to amend the notice address for Borrower and Lender, and that from and after the date of this Agreement, the notice addresses for Lender and Borrower are as follows:

             If to Lender:

                     c/o CapMark Services, L.P.
                     245 Peachtree Center Avenue, N.E.
                     Suite 1800
                     Atlanta, Georgia  30303
                     Attention:  Servicing Department for Series 1996 - MD V

                  If to Borrower:

                           c/o Apple Hospitality
                           10 South Third Street
                           Richmond, Virginia  23219
                           Attention: Glade M. Knight

                  with a copy to:

                           Jenkens & Gilchrist, P.C.
                           1445 Ross Avenue, Suite 3200
                           Dallas, Texas  75202
                           Attention: Thomas E. Davis

         Each party to this Agreement may designate a further change of address by notice given as required in the Mortgage.

         18. Severability. In the event that any term or provision of this Agreement or any other Loan Document shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority or agency having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that governmental authority or agency of the remaining terms and provisions of this Agreement and the other Loan Documents, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other governmental authority or agency of any of the terms and provisions of this Agreement and the other Loan Documents.

         19. Counterpart. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto had signed the same document. All such counterparts shall be construed together and shall constitute one instrument, but in making proof hereof it shall only be necessary to produce one such counterpart.

         20. Governing Law. The terms and conditions of this Agreement shall be governed by the applicable laws of the State of New York (other than those conflict of law provisions that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties elect to be governed by New York law in accordance with, and are hereby relying (at least in part) on Section 5-1401 of the General Obligations Law of the State of New York.

         21. Interpretation. Within this Agreement, words of any gender shall be held and construed to include any other gender, and words in the singular number shall be held and construed to include the plural, unless the context otherwise requires. The section headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof. The parties acknowledge that the parties and their counsel have reviewed and revised this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any exhibits or amendments hereto.

         22. Amendment. The terms and conditions hereof may not be modified, altered or otherwise amended except by an instrument in writing executed by Borrower and Lender.

         23. Entire Agreement. This Agreement contains the entire agreement between the parties hereto with respect to the modification of the Loan and fully supersedes all prior agreements and understanding between the parties pertaining to such subject matter.

         24. Successors and Assigns. The terms and conditions of this Agreement shall be binding upon and shall inure to the benefit of the parties hereto, their successors and permitted assigns.

         25. TRIAL BY JURY WAIVER. BORROWER AND LENDER HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT OR COUNTERCLAIM ARISING IN CONNECTION WITH, OUT OF OR OTHERWISE RELATING TO THE LOAN, THIS AGREEMENT OR THE LOAN DOCUMENTS.

         26. Defaults and Remedies. The failure of the Borrower to observe any condition or covenant of this Agreement or any of the Documents shall be treated as a breach of covenant for purposes of Section 7.1(xii) of the Loan Agreement and, following the lapse of the cure period described therein, if such breach is not cured, Lender shall be entitled to avail itself of any and all remedies available to Lender under the Loan Documents.

                [End of Agreement. Signatures on following page.]

         IN WITNESS WHEREOF, the parties hereby have all executed this Agreement under seal as of the day and year first hereinabove written.

[Confirm Requirements for Execution in State]

SIGNED AND ACKNOWLEDGED IN THE PRESENCE OF:    BORROWER:

                                               MARRIOTT RESIDENCE INN II
                                               LIMITED PARTNERSHIP, a Delaware
                                               limited partnership

                                               By:    AHT Res II GP, Inc., a
                                                      Virginia corporation, its
                                                      General Partner

Witness: /s/ Debra L. Wilson                          By: /s/ Glade M. Knight
         -------------------                              ----------------------
Name: Debra L. Wilson                                 Name: Glade M. Knight
      ----------------------                                --------------------
                                                      Its: CEO
                                                           ---------------------

                    [Confirm form of Acknowledgment, if any]

                                 ACKNOWLEDGMENT

STATE OF Virginia              )
                               ) SS
COUNTY/CITY OF Richmond        )


         I Debra L. Wilson, a Notary Public in and for said County/City, in the State aforesaid, DO HEREBY CERTIFY, that Glade M. Knight, President of AHT Res II GP, Inc., a Virginia corporation that is the general partner of Marriott Residence Inn II Limited Partnership, a Delaware limited partnership, who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such officer, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said corporation on behalf of such limited partnership, for the uses and purposes herein set forth.

         GIVEN under my hand and Notarial Seal this 28th day of August, 2002.

                                        /s/ Debra L. Wilson
                                        -------------------
                                        Notary Public

My Commission Expires:
Dec. 31, 2002                           [Seal]
-----------------------

SIGNED AND ACKNOWLEDGED IN THE PRESENCE OF:     LENDER:

Witness:___________________                     LASALLE BANK NATIONAL
Name:______________________                     ASSOCIATION (f/k/a LASALLE
                                                NATIONAL BANK), AS TRUSTEE FOR
                                                NOMURA ASSET SECURITIES
                                                CORPORATION COMMERCIAL MORTGAGE
                                                PASS-THROUGH CERTIFICATES,
                                                SERIES 1996-MD V

                                                By: CapMark Services, L.P.,
                                                    a Texas limited partnership

                                                By: Pearl Mortgage, Inc., a
                                                    Delaware corporation, its
                                                    sole general partner

                                                    By: /s/ Laurie Davesta
                                                       -------------------------
                                                    Name:   Laurie Davesta
                                                         -----------------------
                                                    Title:  Servicing Officer
                                                          ----------------------

                                                            [CORPORATE SEAL]

STATE OF Georgia            )
                            ) SS
COUNTY OF Fulton            )

         I Jennifer W. Boettinger, a Notary Public in and for said County, in the State aforesaid, DO HEREBY CERTIFY, that Laurie Davesta, a Servicing
Officer of Pearl Mortgage, Inc., a Delaware corporation, general partner of CapMark Services, L.P., who is personally known to me to be the same person whose name is subscribed to the foregoing instrument as such Servicing Officer, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his own free and voluntary act and as the free and voluntary act of said corporation, for the uses and purposes herein set forth.

         GIVEN under my hand and Notarial Seal this 28/th/ day of August, 2002.

                                  /s/ Jennifer W. Boettinger
                                  -------------------------------
                                  Notary Public

My Commission Expires:

     Feb 21, 2006
----------------------------

        [SEAL]

                               [EXHIBITS OMITTED]